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                                                                    EXHIBIT 23.5


[CITRIN COOPERMAN & COMPANY, LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of The TriZetto Group, Inc. of our audit report for the year ended December 31, 1998 dated October 25, 1999 relating to the financial statements of Finserv Health Care Systems, Inc., which appears in the Current Report on Form 8-K of The TriZetto Group, Inc.


/s/ CITRIN COOPERMAN & COMPANY, LLP
-------------------------------------
    Citrin Cooperman & Company, LLP


Springfield, New Jersey
June 13, 2001